Exhibit 99.1

Energous Corporation Reports Third Quarter 2020 Financial Results

SAN JOSE, Calif. – Nov. 9, 2020 – Energous Corporation (NASDAQ: WATT), the developer of WattUp®, a revolutionary Wireless Charging 2.0 technology today announced financial results for the third quarter ended Sept. 30, 2020 and provided an update on its operational progress.

Recent Highlights

•	Energous partner NewSound received FCC approval for WattUp®-enabled hearing aid

•	Energous announced a strategic partnership with Xentris Wireless to develop ruggedized products for demanding military applications using Energous’ radio frequency (RF) based charging technology

•	POSCO, in conjunction with the partnership efforts of PiBex, SK Telesys and Energous, has successfully completed the field trial of a WattUp enabled ultra-wide band industrial tracking device

•	Energous announced the introduction of the EN7410M module, a new wireless charging transmitter module

•	Energous announced that it has received a Class II permissive change to the existing MS-550 FCC Grant, extending the charging zone up to one meter

•	Energous appointed Sheryl Wilkerson to its Board of Directors

“Interest in our charging solutions continues to expand across a variety of vertical markets, including military, industrial, and medical sensors and tracking applications. We continue to develop partnerships to drive the ecosystems toward the broad adoption of WattUp,” said Stephen R. Rizzone, president and CEO of Energous Corporation. “Our progress in the quarter has enabled the WattUp technology to have a smaller footprint that we believe will offer a more cost effective and appealing solution to all type of device manufacturers. We believe we are building a solid foundation for growth.”

Unaudited 2020 Third Quarter Financial Results

For the third quarter ended Sept. 30, 2020, Energous recorded:

•	Revenue of $61,500

•	Operating expenses of approximately $7.6 million (GAAP), comprised of $4.0 million in research and development, and $3.6 million in selling, general and administrative expenses

•	Net loss of $(7.6) million, or $(0.18) per basic and diluted share

•	Adjusted EBITDA (a non-GAAP financial measure) loss of $(5.5) million

•	$17.3 million in cash and cash equivalents and $3.2 million in financing funds receivable (from our at-the-market “ATM” financing transaction) at the end of the third quarter , with no debt

2020 Third Quarter Conference Call

Energous will host a conference call to discuss its financial results, recent progress and prospects for the future.

When: Monday, Nov. 9, 2020

Time: 1:30 p.m. PT (4:30 p.m. ET)

Phone: 888-317-6003 (domestic); 412-317-6061 (international)

Passcode: 1177008

Telephonic replay: Accessible through Nov. 23, 2020

877-344-7529 (domestic); 412-317-0088 (international); passcode 10149394

Webcast: Accessible at Energous.com; archive available for approximately one year

About Energous Corporation

Energous Corporation (Nasdaq: WATT) is leading the next generation of wireless charging – wireless charging 2.0 – with its award-winning WattUp® technology, which supports fast, efficient contact-based charging, as well as charging at a distance. WattUp is a scalable, RF-based wireless charging technology that offers substantial improvements in contact-based charging efficiency, foreign object detection, orientation freedom and thermal performance compared to older, coil-based charging technologies. The technology can be designed into many different sized electronic devices for the home and office, as well as the medical, industrial, retail and automotive industries, and it ensures interoperability across products. Energous develops silicon-based wireless power transfer (WPT) technologies and customizable reference designs. These include innovative silicon chips, antennas and software, for a large variety of applications, such as smartphones, fitness trackers, hearables, medical sensors and more. Energous received the world’s first FCC Part 18 certification for at-a-distance wireless charging, and the company has 227 awarded patents for its WattUp wireless charging technology to-date. For more information, please visit Energous.com.

Safe Harbor Statement

This press release contains forward-looking statements that describe our future plans and expectations. These statements generally use terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or similar terms. Examples of our forward-looking statements in this release include our statements about technology developments, partner product development and wireless charging innovation. Our forward-looking statements speak only as of this date; they are based on current expectations and we undertake no duty to update them. Factors that could cause actual results to differ from what we expect include: the impact of the COVID-19 outbreak on the U.S. and global economies generally and on our business, regulatory approvals, product development, employees, partners, customers and potential user base; uncertain timing of necessary regulatory approvals; timing of customer product development and market success of customer products; our dependence on distribution partners; and intense industry competition. We urge you to consider those factors, and the other risks and uncertainties described in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, in evaluating our forward-looking statements.

— Financial Tables Follow —

Energous Corporation
BALANCE SHEETS
(Unaudited)

	As of
	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$17,303,234	$21,684,089
At-the-market (“ATM”) funds receivable	3,165,868	—
Accounts receivable, net	26,350	63,144
Prepaid expenses and other current assets	781,598	450,231

Total current assets	21,277,050	22,197,464

Property and equipment, net	346,836	626,524
Right-of-use lease asset	1,487,116	2,057,576
Other assets	2,410	2,410

Total assets	$23,113,412	$24,883,974

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,045,466	$1,671,519
Accrued expenses	1,403,601	2,063,097
Operating lease liabilities, current portion	845,108	722,291
Deferred revenue	12,000	12,000

Total current liabilities	3,306,175	4,468,907

Operating lease liabilities, long-term portion	765,209	1,402,193

Total liabilities	4,071,384	5,871,100
Stockholders’ equity:
Preferred Stock, $0.00001 par value, 10,000,000 shares authorized at September 30, 2020 and December 31, 2019; no shares issued or outstanding.	—	—
Common Stock, $0.00001 par value, 200,000,000 and 50,000,000 shares authorized at September 30, 2020 and December 31, 2019, respectively; 43,062,944 and 33,203,806 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively.	431	333
Additional paid-in capital	306,541,496	282,153,201
Accumulated deficit	(287,499,899)	(263,140,660)

Total stockholders’ equity	19,042,028	19,012,874

Total liabilities and stockholders’ equity	$23,113,412	$24,883,974

Energous Corporation

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue	$61,500	$40,500	$237,350	$154,500
Operating expenses:
Research and development	4,003,642	5,190,056	12,909,378	17,505,751
Sales and marketing	1,500,068	1,242,105	4,386,881	3,985,467
General and administrative	2,117,848	1,910,408	7,240,925	8,007,548
Cost of services revenue	—	—	126,539	—

Total operating expenses	7,621,558	8,342,569	24,663,723	29,498,766

Loss from operations	(7,560,058)	(8,302,069)	(24,426,373)	(29,344,266)
Other income (expense):
Interest income	3,221	117,842	67,134	336,575

Total	3,221	117,842	67,134	336,575

Net loss	$(7,556,837)	$(8,184,227)	$(24,359,239)	$(29,007,691)

Basic and diluted net loss per common share	$(0.18)	$(0.27)	$(0.62)	$(0.98)

Weighted average shares outstanding, basic and diluted	41,861,614	30,736,736	39,116,532	29,717,361

Energous Corporation
Reconciliation of Non-GAAP Information
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Net loss (GAAP)	$(7,556,837)	$(8,184,227)	$(24,359,239)	$(29,007,691)
Add (subtract) the following items:
Interest income	(3,221)	(117,842)	(67,134)	(336,575)
Depreciation and amortization	69,361	175,403	286,990	652,266
Stock-based compensation	1,972,742	2,099,675	6,318,948	8,069,000

Adjusted EBITDA (non-GAAP)	$(5,517,955)	$(6,026,991)	$(17,820,435)	$(20,623,000)

Contact

Energous Public Relations

PR@energous.com

(408) 963-0200

Investor Relations Contact

Bishop IR

Mike Bishop

(415) 894-9633

IR@energous.com

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